Exhibit 10.11.3

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT

TO

CONTRACT ORDER

This Amendment (“Amendment”) dated as of the 19 day of December, 2007 (the “Amendment Effective Date”) is by and between SYNACOR, INC. (“Synacor”) and Embarq Management Company (“Embarq”) under which the parties hereto mutually agree to modify and amend as follows the Contract Order No. COXX063016TPS dated December 4, 2006 (including the exhibits, schedules and amendments thereto, the “Contract Order”), which was entered into pursuant to the Master Services Agreement between the parties, dated December 4, 2006 (including the exhibits, schedules and amendments thereto, the “Agreement”). All terms defined herein shall be applicable solely to this Amendment. Any defined terms used herein, which are defined in the Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Contract Order or Agreement as the case may be.

Whereas, Synacor desires to make certain additional services available to Embarq;

Whereas, Embarq desires to receive such additional services; and

Whereas, Synacor and Embarq desire to modify certain payment terms.

Therefore, the parties hereby agree to enter into this Amendment and agree to the following:

1.	Section 1.12. Section 1.12 of the Contract Order is hereby deleted in its entirety and replaced with the following language: “‘Embarq Data Subscriber’. Any residential or business customer with a monthly subscription to Embarq High Speed Internet (HSI) services.”

2.	Exhibit 3. The parties agree that Exhibit 3 to the Contract Order, entitled “Premium Bundles,” is hereby deleted and replaced in its entirety with the Exhibit 3 attached hereto.

3.	Music Addendum. The parties agree to add the Music Service Addendum attached hereto as Exhibit 14 of the Contract Order.

4.	Scope of Amendment: This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Contract Order upon execution. All terms and conditions of the Contract Order shall remain unchanged except as modified in this Amendment; and the terms of the Contract Order, as modified by this Amendment, are hereby ratified and confirmed. If any of the terms of the Contract Order conflict with those of this Amendment, however, the terms of this Amendment shall control. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

SYNACOR, INC.		EMBARQ MANAGEMENT COMPANY

By:	/s/ Robert F. Cavalleri	By:	/s/ Wes Dittmer
Name:	Robert F. Cavalleri	Name:	Wes Dittmer
Title:	VP – Finance	Title:
Date:	12/19/07	Date:	12/19/07

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 3

Premium Bundles

Premium Products: Synacor shall collaborate with Embarq to design premium content bundles to address consumer interests and meet Embarq’s marketing and budgetary objectives. To this end, Premium Products can be marketed as a la carte consumer offerings and/or product bundles can be configured and selectively embedded in various HSI tiered offerings to enhance their perceived value and consumer appeal.

(a)	Premium Bundles. The following Premium Bundles will be made available to Embarq (subject to prior Provider approval), and Embarq may at its sole discretion, but is not required to, distribute these Premium Bundles to Users. This content is subject to change based on Provider terms and agreements:

(i)	Variety Pack:

A.	Encyclopedia Britannica – Unlimited access to the updated 32-volume Encyclopedia Britannica, plus: Britannica’s Student & Concise encyclopedias, thousands of exclusive video and audio clips

B.	Shockwave Unlimited – 400 popular premium online and downloadable games

C.	American Greetings.com – Print and Send Greeting cards and access to member’s only online greeting cards

D.	Clever Island – Focuses on the educations skills that are most important to a child’s development, including language, numbers, spatial reasoning, logic and critical thinking. Activities are designed by leading experts in education and child development to be engaging, powerful and fun.

E.	Weather.com – Local, regional and national video weather reports and special feature categories.

F.	Major League Baseball – Access to GameDay Audio (listen to every game played that day), Condensed Video Games, Post Game Highlights, MLB Custom Cuts and MLB Radio.

G.	Fox Sports VIP – Up-to-date videos from the world of sports. Football, baseball, basketball, racing, college sports and more.

H.	NHL Video – Video Game Highlights & Access to Game Notes Premium Service

(ii)	Education Pack:

A.	I Know That – Great learning activities addressing math, language arts, science and more.

B.	Encyclopedia Britannica – Unlimited access to the updated 32-volume Encyclopedia Britannica, plus: Britannica’s Student & Concise encyclopedias, thousands of exclusive video and audio clips

C.	Clever Island – Focuses on the educations skills that are most important to a child’s development, including language, numbers, spatial reasoning,

CONFIDENTIAL TREATMENT REQUESTED

logic and critical thinking. Activities are designed by leading experts in education and child development to be engaging, powerful and fun.

D.	Boston Test Prep – SAT test prep that includes hundreds of exam drills, testing tips, strategies and more.

E.	Hoopah Kidsview – Kid-friendly browser includes: A list of hundreds of age appropriate online games and educational content built right in. Categorized by math, language arts, and science.

(iii)	Games Pack:

A.	LEGOPCGames – Offering full versions of LEGOs’ PC games for download

B.	Yummy Arcade – Casual game service in an branded fully integrated player no ads or time limits

C.	Atari Classics from Yummy – A large collection of classic games from Atari an branded fully integrated player no ads or time limits

D.	IGN Insider – Get preferred access to gamers’ info site, includes game reviews, previews, cheats and codes

E.	Gaming Magazines – Online Editions of Electronic Gaming Monthly & Computer Gaming World Magazines

(b)	Premium Bundle Fees.

(i)	Monthly Subscription

A.	Monthly Subscription Fees:

•	Variety Pack: Embarq’s Wholesale Price is [*].

•	Education Pack: Embarq’s Wholesale Price is [*].

•	Games Pack: Embarq’s Wholesale Price is [*].

B.	Monthly Subscription Fees – Definitions.

•	“Retail Price” means [*].

•	“Wholesale Price” means [*].

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

ii.	One Month Free Promotion. Synacor agrees to fund a one-month free promotion for all Premium Bundles, unless Synacor determines otherwise in its reasonable business judgment, upon 60 days prior written notice to Embarq.

iii.	Sales Incentives. Synacor agrees to fund a sales incentive that will be paid to Embarq call center representatives for the sale of Premium Bundles during the month of August 2007. Any joint funding of other sales incentives will be as mutually agreed by the parties.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 14

MUSIC SERVICE ADDENDUM

TO

SYNACOR MASTER SERVICE AGREEMENT AND CONTRACT ORDER

If any provision of this Addendum conflicts with a provision of the Master Services Agreement or the Contract Order, the provision of this Addendum shall control. Capitalized terms used but not defined in this Addendum shall have the meanings ascribed to them in the Master Services Agreement or the Contract Order.

1. Service Description and General Overview

Synacor agrees to provide to Embarq the Music Service (as defined below) that Embarq may at its sole discretion, but is not required to, offer to Users. Synacor represents that Music Provider (as defined below) has the right to provide its service to Embarq and Synacor customers in the United States. “Music Provider” means MusicNet or another provider of music services as specified by Synacor. “Music Service” means the Music Provider’s music service, which includes a “music-on-demand” subscription service and a permanent download service containing music from multiple genres, available in CD-quality audio (encoded at 128kbps). Playback of downloaded tracks is currently accomplished through Windows Media Player.

2. Purchase Options

A PC subscription license (the “PC Subscription Model”) enables subscribers to stream or download music tracks to up to three (3) personal computers. Subscribers’ may, however, only access the Service from a single personal computer at a time.

A portable subscription license (the “Portable Subscription Model”) extends the PC Subscription Model and enables subscribers to transfer PC subscription downloads to Windows Media 10 supported portable devices. Subscribers may utilize a maximum of two (2) portable music players per subscription.

Permanent download license (the “Purchase Model”) enables subscribers to download and own individual music tracks or albums. Once a subscriber has been granted a Permanent download license, either by purchasing tracks for a fee or from a promotion, the tracks can be burned to a CD or transferred to an unlimited number of portable music players.

4. Digital Rights Management.

The Music Service uses Windows Media Digital Rights Management (“DRM”) to ensure that songs that are downloaded as part of a subscription or purchased on a permanent download to own basis are not used in a manner that violates the rights of the copyright owner. Embarq will not interfere with or circumvent the DRM measures.

Songs selected on a PC Subscription Model or Portable Subscription Model basis can be streamed for immediate listening, or can be downloaded to a subscriber’s hard drive for play-back later while off-line. The tracks and playlists selected as part of a PC Subscription Model or

CONFIDENTIAL TREATMENT REQUESTED

Portable Subscription Model will continue to be accessible as long as the subscriber’s subscription to the Service via the Embarq Portal is valid and their DRM license has been updated. Once a subscription under either the PC Subscription Model or Portable Subscription Model has been terminated or canceled, the licenses are automatically deactivated and downloaded songs can no longer be played. If the track license for a song downloaded by a subscriber has expired, the subscriber must reconnect to the Service via the Embarq Portal to revalidate the track license.

3. Blended Subscription/Portable Pricing

The PC/Portable Blended Subscription Service fees set forth below are based on the assumption [*].

PC / Portable Blended Subscription Service: Embarq’s Wholesale Price is [*].

[*]

4. Purchase Model

[*]

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

[*]

5. Terms of Use

Subscribers to the Embarq Music Service must abide by the Terms of Use of the Music Service, which may be updated from time to time by Synacor and will be accessible as a hyperlink from the Music Service. A copy of the Terms of Use that are in effect as of the date this Exhibit 14 was added to the Agreement are attached hereto as Attachment 1 to Exhibit 14.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Attachment 1 to Exhibit 14

Terms of Use of the Music Service

This is a legal agreement between you, the end user, and J. River, Inc. that governs your use of the software program embodied in the “Embarq Music Unlimited” music player (SOFTWARE), which enables you to play content, such as music, videos and books, through the Embarq Music Unlimited music service. Carefully read the following terms and conditions before continuing. By continuing and clicking “Agree,” you are agreeing to be bound by the terms. If you do not agree to these terms, do not click “agree,” and do not install the SOFTWARE or use the music player. If you are acting on behalf of an organization, you represent to J. RIVER that you are authorized to act on behalf of such organization and that your assent to the terms of this agreement creates a legally enforceable obligation of the organization. As used herein, “you” and “your” refers to you and any organization on behalf of which you are acting.

Grant of License: J. RIVER grants you the right to use one copy of the J. RIVER SOFTWARE on a single computer. DOCUMENTATION, in electronic or other format, accompanying the SOFTWARE may also be provided to you. You may not copy the DOCUMENTATION accompanying the SOFTWARE.

If you make additional copies of the SOFTWARE or the DOCUMENTATION contrary to this Agreement or if the SOFTWARE is installed on additional servers without purchasing the requisite license(s) therefore, then, in addition to any other remedies J. RIVER may have, J. RIVER may require that you immediately make payment to J. RIVER for such copies and/or such use at the then current list price.

Copyright: This SOFTWARE and the DOCUMENTATION are owned by J. RIVER and are protected by copyright laws and international treaty provisions. J. RIVER authorizes you to make one copy of the SOFTWARE for archival purposes, or copy the SOFTWARE onto the hard disk of your computer and retain the original for archival purposes. Otherwise, you may not copy the SOFTWARE and you may not copy the DOCUMENTATION accompanying the SOFTWARE.

Content Royalty and License: You agree to abide by copyright laws for any content you may play with the SOFTWARE. If you use the SOFTWARE in such a manner as to incur license or royalty obligations to content owners or copyright holders, you agree to pay these costs.

Other Restrictions: This license does not grant you any right to any enhancement or update to the SOFTWARE. Enhancements and updates, if available, may be obtained at J. RIVER’s then current pricing, terms and conditions unless otherwise specified in DOCUMENTATION accompanying such enhancements or updates. You may not rent, lease, sub-license, or permit others to use the SOFTWARE. You may not modify, reverse engineer, decompile, modify, translate, or disassemble the SOFTWARE. You may not use a previous version or copy of the SOFTWARE after you have received a replacement set or an updated version as a replacement of the prior version.

Warranty: THE SOFTWARE IS PROVIDED “AS IS”. J. RIVER DOES NOT WARRANT THAT THE SOFTWARE WILL MEET YOUR REQUIREMENTS OR THAT ITS OPERATION WILL BE UNINTERRUPTED OR ERROR-FREE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE SOFTWARE IS BORNE BY YOU. SHOULD THE SOFTWARE PROVE DEFECTIVE, YOU AND NOT J. RIVER ASSUME THE ENTIRE COST OF SERVICE AND REPAIR. J. RIVER MAKES NO REPRESENTATIONS, WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO NON-INFRINGEMENT, CONFORMITY TO ANY

CONFIDENTIAL TREATMENT REQUESTED

REPRESENTATION OR DESCRIPTION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. SOME JURISDICTIONS DO NOT ALLOW EXCLUSIONS OF AN IMPLIED WARRANTY, SO THIS DISCLAIMER MAY NOT APPLY TO YOU, AND YOU MAY HAVE OTHER LEGAL RIGHTS THAT VARY BY JURISDICTION. THIS DISCLAIMER CONSTITUTES AN ESSENTIAL PART OF THE AGREEMENT.

Limitation of Liability: NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, YOU AGREE THAT J. RIVER SHALL NOT BE LIABLE, UNDER ANY LEGAL THEORY, INCLUDING TORT, CONTRACT OR OTHERWISE, FOR ANY DAMAGES INCURRED BY YOU (INCLUDING BUT NOT LIMITED TO DIRECT OR INDIRECT DAMAGES FOR LOSS OF GOODWILL, LOSS OF DATA, BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION OR OTHER COMMERCIAL OR PECUNIARY LOSS, ANY CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGE) OR ANY OTHER PERSON OR ENTITY AS A RESULT OF YOUR USE OF INABILITY TO USE THE SOFTWARE OR DOCUMENTATION EVEN IF J. RIVER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THIS LIMITATION MAY NOT APPLY TO YOU.

General: This Agreement is the entire agreement between J. RIVER and you, supersedes any other agreements or discussions, oral or written, and may not be changed except by written amendment signed by J. RIVER. This Agreement is in addition to and separate and apart from agreements you enter into which govern your use of the music service, and any terms and conditions governing your use of the music service. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota in the United States of America. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed from this Agreement and the other provisions shall remain in full force and effect. The parties have requested that this Agreement and all documents contemplated hereby be drawn in English.

U.S. Government Users: The SOFTWARE and the documentation are “commercial items” as that term is defined in 48 C.F.R. 2.101 (October 1995) consisting of “commercial computer software” and “commercial computer software documentation” as such terms are used in 48 C.F.R. 12.212 (September 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995), if the licensee hereunder is the U.S. Government or any agency or department thereof, the SOFTWARE and the documentation are licensed hereunder (I) only as a commercial item, and (ii) with only those rights as are granted to all other end users pursuant to the terms and conditions hereof.

Microsoft: Content providers are using the Microsoft digital rights management technology for Windows Media distributed with this software (“WM-DRM”) to protect the integrity of their content (SECURE CONTENT) so that their intellectual property, including copyright, in such content is not misappropriated. Portions of this software and other 3rd party applications use WM-DRM to play Secure Content (WM-DRM SOFTWARE). If the WM-DRM SOFTWARE’S security has been compromised, owners of Secure Content (SECURE CONTENT OWNERS) may request that Microsoft revoke the WM-DRM SOFTWARE’S ability to play unprotected content. A list of revoked WM-DRM SOFTWARE is sent to your computer whenever you download a license for SECURE CONTENT from the Internet. Microsoft may, in conjunction with such license, also download revocation lists onto your computer on behalf of SECURE CONTENT OWNERS. SECURE CONTENT OWNERS may also require you to upgrade some of the WM-DRM components distributed with the software (WM-DRM UPGRADES) before accessing their content. When you attempt to play such content, WM-DRM SOFTWARE built by

CONFIDENTIAL TREATMENT REQUESTED

Microsoft will notify you that a WM-DRM UPGRADE is required and then ask you for your consent before the WM-DRM UPGRADE is downloaded. Non-Microsoft WM-DRM SOFTWARE may do the same. If you decline the upgrade, you will not be able to access content that requires WM-DRM UPGRADE; however, you will still be able to access unprotected content and SECURE CONTENT that does not require the upgrade. WM-DRM features that access the Internet, such as acquiring new licenses and/or performing a required WM-DRM UPGRADE, can be switched off. When these features are switched off, you will still be able to play SECURE CONTENT if you have a valid license for such content already stored on your computer.